                                                                   EXHIBIT 10.13

                                                                  EXECUTION COPY

                           EAGLE CREST PARTNERS, LTD.,

                                  as Originator


                                       and


                               TW HOLDINGS, INC.,

                                    as Buyer







                         RECEIVABLES PURCHASE AGREEMENT

                          Dated as of December 1, 1993

                                TABLE OF CONTENTS

                                                                                            Pages
                                                                                            -----
                                   ARTICLE ONE

                                   DEFINITIONS


Section 1.01.     Definitional Provisions.................................................  1
Section 1.02.     Certain Other Definitional Provisions...................................  2


                                   ARTICLE TWO

                            CONVEYANCE OF RECEIVABLES

Section 2.01.     Conveyance of Mortgage Loan Receivables.................................  2
Section 2.02.     Representations and Warranties as to the
                           Originator.....................................................  5
Section 2.03.     Representations and Warranties as to the
                           Mortgage Loan Receivables:  Repurchase Upon
                           Breach.........................................................  8
Section 2.04.     Affirmative Covenants of the Originator.................................  8
Section 2.05.     Negative Covenants of the Originator.................................... 11


                                  ARTICLE THREE

                            PAYMENT OF PURCHASE PRICE

Section 3.01.     Payment of Purchase Price............................................... 12


                                  ARTICLE FOUR

                                   TERMINATION

Section 4.01.     Termination............................................................. 12


                                  ARTICLE FIVE

                            MISCELLANEOUS PROVISIONS

Section 5.01.     Amendment............................................................... 12
Section 5.02.     Protection of Right, Title and Interest to
                           Mortgage Loan Receivables...................................... 13
Section 5.03.     Governing Law........................................................... 13
Section 5.04.     Notices................................................................. 14
Section 5.05.     Severability of Provisions.............................................. 14
Section 5.06.     Assignment.............................................................. 14
Section 5.07.     Further Assurances...................................................... 14
Section 5.08.     No waiver; Cumulative Remedies.......................................... 14
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



Section 5.09.     Counterparts...............................................    14
Section 5.10.     Third-Party Beneficiaries..................................    15
Section 5.11.     Merger and Integration.....................................    15
Section 5.12.     Headings...................................................    15
Section 5.13.     Originator Indemnification.................................    15
Section 5.14.     Assumption of the Obligations of the
                           Originator........................................    15



Schedule A        Schedule of Mortgage Loan Receivables......................  SA-1

Exhibit A                  Form of UCC-1.....................................   A-1


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
         RECEIVABLES PURCHASE AGREEMENT, dated as of December 1, 1993, between Eagle Crest Partners, Ltd., an Oregon limited partnership, as seller ("Eagle Crest" or the "Originator"), and TW HOLDINGS, INC., a Nevada corporation, as purchaser (the "Buyer").


                                    RECITALS

         WHEREAS, the Buyer is in the business of purchasing from time to time, among other things, certain mortgage loan timeshare receivables (the "Mortgage Loan Receivables") originated by the Originator;

         WHEREAS, pursuant to a receivables transfer agreement, dated as of the date of this Agreement (the "Transfer Agreement"), among TW HOLDINGS, INC, as seller (the "Seller"), the purchasers named therein (the "Purchasers"), Seattle-First National Bank, as agent (the "Agent"), and JELD-WEN, inc., as master servicer (the "Master Servicer"), the Purchasers will purchase from time to time certain Receivables from the Seller which mortgage loan receivables (the "Mortgage Loan Receivables") the Seller shall purchase from time to time from the Originator and which right to use timeshare receivables (the "Right to Use Receivables" and, together with the Mortgage Loan Receivables, the "Receivables") the Seller shall purchase from time to time from Trendwest Resorts, Inc. ("TRI" and, together with Eagle Crest, the "Originators"); and

         WHEREAS, in connection with the transaction contemplated by the Transfer Agreement, Eagle Crest will sell, transfer and assign Mortgage Loan Receivables to the Buyer from time to time and the Buyer will, among other things, grant a first priority perfected security interest in such Mortgage Loan Receivables to the Agent for the benefit of the Purchasers.

         NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto agree as follows:

                                   ARTICLE ONE

                                   DEFINITIONS

         Section 1.01.     Definitional Provisions.

         (a) Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Transfer Agreement.

         (b) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Section , subsection and Schedule references contained in this Agreement are references to Sections , subsections and Schedules in or to this Agreement unless otherwise specified; with



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
respect to all terms in this Agreement, the singular includes the plural and the plural includes the singular; words importing gender include the other gender; references to "writing" include printing, typing, lithography and other means of reproducing words in visible form; references to agreements and other contractual instruments include all subsequent amendments thereto or changes therein entered into in accordance with their respective terms and not prohibited by this Agreement; references to Persons include their permitted successors and assigns; and the term "including" means "including without limitation."

         Section 1.02. Certain Other Definitional Provisions. Whenever used in this Agreement, the following words and phrases shall have the following meanings:

         "Agreement" shall mean this Receivables Purchase Agreement and all amendments hereof and supplements hereto.

         "Buyer" means TW HOLDINGS, INC., in its capacity as purchaser of the Mortgage Loan Receivables under this Agreement, and any successor thereto.

         "Eagle Crest" shall mean Eagle Crest Partners, Ltd. and any successors thereto.

         "Initial Mortgage Loan Receivables" means the Mortgage Loan Receivables comprising part of the Receivables Pool as of the Closing Date.

         "Schedule of Mortgage Loan Receivables" means the Schedule of Mortgage Loan Receivables attached as Schedule A hereto and as an Exhibit to the Transfer Agreement, as it may be amended from time to time.

         "Transfer Agreement" means the Receivables Transfer Agreement dated as of December 1, 1993, among TW HOLDINGS, INC., Seattle-First National Bank, as Purchaser, Seattle-First National Bank, as Agent, and JELD-WEN, inc., as Master Servicer.


                                   ARTICLE TWO

                            CONVEYANCE OF RECEIVABLES

         Section 2.01.     Conveyance of Mortgage Loan Receivables.

         (a) In the case of the Initial Receivables that are Mortgage Loan Receivables, on the Closing Date the Originator does hereby sell, transfer and assign to the Buyer, without recourse (subject to its obligations hereunder):

                     (i) all right, title and interest of the Originator in and to the Initial Receivables that are Mortgage Loan Receivables, all Related Security with respect to such Mortgage Loan



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
Receivables, all related Receivable Documents and all collections on or in respect of such Mortgage Loan Receivables and paid thereon or in respect thereof (including proceeds of the repurchase of Initial Receivables that are Mortgage Loan Receivables by the Originator pursuant to Section 2.03(b)) on or after the Initial Cutoff Date;

                    (ii) the interest of the Originator in the security interests in and liens on such Mortgage Loan Receivables and any accessions thereto granted by the Obligors pursuant to such Mortgage Loan Receivable;

                   (iii) the interest of the Originator in any proceeds of any physical damage and title insurance policies covering such Mortgage Loan Receivables and in any proceeds of any credit life or credit disability insurance policies relating to such Mortgage Loan Receivables or the related Obligors;

                    (iv) the right to realize upon any property (including the right to receive future Liquidation Proceeds) that shall have secured any such Mortgage Loan Receivables; and

                     (v)   all proceeds of the foregoing.

         (b) In the case of the Subsequent Receivables that are Mortgage Loan Receivables, on the related Transfer Dates occurring from time to time prior to the Commitment Termination Date, the Originator will transfer and assign to the Buyer, without recourse (subject to its obligations hereunder):

                     (i) all right, title and interest of the Originator in and to the related Subsequent Receivables that are Mortgage Loan Receivables, all Related Security with respect to such Mortgage Loan Receivables, all related Receivable Documents and all collections on or in respect of such Mortgage Loan Receivables and paid thereon or in respect thereof (including proceeds of the repurchase of such Subsequent Receivables that are Mortgage Loan Receivables by the originator pursuant to Section 2.03(b)) on or after the related Subsequent Cutoff Date;

                    (ii) the interest of the Originator in the security interests in and liens on the related Mortgage Loan Receivables and any accessions thereto granted by the Obligors pursuant to such Mortgage Loan Receivables;

                   (iii) the interest of the Originator in any proceeds of any physical damage and title insurance policies covering the related Mortgage Loan Receivables and in any proceeds of any credit life or credit disability insurance policies relating to such Mortgage Loan Receivables or the related Obligors;

                    (iv) the right to realize upon any property (including the right to receive future Liquidation Proceeds) that shall have secured any such Mortgage Loan Receivables; and

                  (v) all proceeds of the foregoing.

         (c) In connection with each such conveyance, on or prior to the related Transfer Date, as the case may be, the Originator agrees to record and file, at its own expense, a financing statement with respect to the related Mortgage Loan Receivables meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect the sale and assignment of such Mortgage Loan Receivables to or upon the order of the Buyer, and the proceeds thereof as may be perfected by filing a financing statement (and any continuation statements as are required by applicable state law), and to deliver a file-stamped copy of each such financing statement (or continuation statement) or other evidence of such filings (which may, for purposes of this Section , consist of telephone confirmation of such filing with the file stamped copy of each such filing to be provided to the Buyer in due course), as soon as is practicable after the Originator's receipt thereof.

         In connection with each such conveyance, the Originator further agrees, at its own expense, on or prior to the related Transfer Date, (i) to indicate in its computer files that the related Mortgage Loan Receivables have been transferred to the Buyer pursuant to this Agreement and (ii) to deliver to the Buyer a computer file or microfiche list containing a true and complete list of all such Mortgage Loan Receivables, and containing the information with respect thereto required by the Schedule of Mortgage Loan Receivables and (iii) to deliver to the Buyer and the Agent a Schedule of Mortgage Loan Receivables with respect to such Mortgage Loan Receivables, which shall be added to all Schedules of Mortgage Loan Receivables delivered to the Buyer and the Agent prior to such Transfer Date and appears as Schedule A hereto.

         (d) On each Transfer Date, the Originator shall deliver to or upon the order of the Buyer, the documents relating to the related Mortgage Loan Receivables called for pursuant to Section 2.05 of the Transfer Agreement. In the case of the related Mortgages, Mortgage Notes and mortgage assignments, such documents can be delivered to or upon the order of the Buyer in the form and within the time periods specified by Section 2.05(b) of the Transfer Agreement.

         (e) From time to time, the Originator can substitute a new Mortgage Loan Receivable that is an Eligible Receivable for a Receivable that is either a Defaulted Receiver or is otherwise no longer an Eligible Receivable, upon the terms and conditions in Section 15.02 of the Transfer Agreement.

         Section 2.02. Representations and Warranties as to the Originator. The Originator hereby represents and warrants as of the date and execution of this Agreement, the Closing Date and each Transfer Date that:




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
         (a) Organization and Good Standing. The Originator shall have been duly organized under the laws of the State of Oregon and shall be validly existing as a limited partnership whose status is active, with power and authority to own its properties and to conduct its business as such properties shall be currently owned and such business is presently conducted, and had at all relevant times, and shall now have, power, authority and legal right to acquire, own, sell and service the Mortgage Loan Receivables.

         (b) Due Qualification. The Originator shall be duly qualified to do business as a foreign limited partnership in good standing, and shall have obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications, except where the failure to so qualify or to have obtained such licenses and approvals would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Originator.

         (c) Power and Authority. The Originator shall have the power and authority to execute, deliver and perform its obligations under this Agreement and each other Facility Document to which it is a party or by which it is bound and to carry out their respective terms; the Originator shall have full power and authority to sell and assign the Mortgage Loan Receivables to be sold and assigned to and deposited with the Buyer and shall have duly authorized such sale and assignment to the Buyer by all necessary corporate action; and the execution, delivery and performance of this Agreement and each other Facility Document to which it is a party or by which it is bound shall have been duly authorized by the Originator by all necessary corporate action.

         (d) Valid Transfer and Assignment; Binding Obligations. This Agreement shall evidence a valid transfer and assignment of the Mortgage Loan Receivables, enforceable against creditors of and purchasers from the Originator; and shall constitute a legal, valid and binding obligation of the Originator enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights in general and by general principles of equity, regardless of whether such enforceability shall be considered in a proceeding in equity or at law.

         (e) No Violation. The consummation of the transactions contemplated by this Agreement and the other Facility Documents to which the originator is a party or by which it is bound and the fulfillment of the terms of this Agreement shall not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the partnership agreement of the Originator, or conflict with or violate any of the material terms or provisions of, or constitute (with or without notice or lapse of time) a default under, any indenture, agreement or other instrument to which the

Originator is a party or by which it shall be bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than the Lien created by this Agreement, the Lien created by the Transfer Agreement and the Liens of WorldMark); nor violate any law or, to the best of the Originators knowledge, any order, rule or regulation applicable to it of any court or of any federal or state regulatory body, administrative agency or other Governmental Authority having jurisdiction over it or its properties; which breach, default, conflict, lien or violation would have a material adverse effect on its condition, financial or otherwise, or its earnings, business affairs or business prospects.

         (f) No Proceedings. There are no proceedings or investigations pending, or to the best of the Originator's knowledge, threatened, before any court, regulatory body, administrative agency or other Governmental Authority having jurisdiction over it or its properties: (i) asserting the invalidity of any other Facility Document to which it is a party or by which it is bound, (ii) seeking to prevent the consummation of any of the transactions contemplated by any Facility Document to which it is a party or by which it is bound, or (iii) seeking any determination or ruling that might materially and adversely affect the performance by the Originator of its obligations under, or the validity or enforceability of any Facility Document to which it is a party or by which it is bound.

         (g) Government Approvals. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required for the due execution, delivery and performance by the Originator of any Facility Document to which it is a party by which it is bound with the transactions contemplated thereby except such as have been obtained prior to the date of this Agreement and are in full force and effect (copies of which have been delivered to the Buyer and the Agent).

         (h) Licenses. The Originator holds, and at all times during the term of this Agreement will hold, all material licenses, certificates, franchises and permits from all Governmental Authorities necessary for the conduct of its business and has received no notice of proceedings relating to the revocation of any such license, certificate, franchise or permit, which singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect its ability to perform its obligations under any Facility Agreement to which it is a party or by which it is bound or any other documents or transactions contemplated hereunder or thereunder or the validity or enforceability of the Mortgage Loan Receivables.

         (i) Offices. The principal place of business and chief executive office of Eagle Crest, is located at the address set forth in Section 5.04.




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
         (j) Taxes. The Originator has filed all tax returns and reports required of it, has paid all Taxes which are due and payable and has provided adequate reserves for payment of any Tax whose payment is being contested; all charges, accruals and reserves on its books in respect of Taxes for all fiscal periods to date are accurate; and there are no material questions or disputes between the Originator and any Governmental Authority with respect to any Taxes.

         (k) Compliance with Applicable Laws. The Originator is in material compliance with the requirements of all applicable laws, rules, regulations and orders of all Governmental Authorities.

         (1) Ownership of Partnership Interests. The ownership interests in the Originator are as follows: (i) E.C.G.P., Inc., which is owned by Trendwest, Inc., a 100% owned subsidiary of JELD-WEN, is a general partner holding a 14.2% partnership interest in the Originator, (ii) JELD-WEN is a limited partner holding a 65.1% partnership interest in the Originator and (iii) Arland Keeton, Daryl Vroman, Dee Tozier and Bill Lyche hold in the aggregate a 20.7% partnership interest in the Originator.

         The representations and warranties set forth in this Section shall survive the transfer and assignment of the related Mortgage Loan Receivables to the Buyer on the related Transfer Date and the transfer and assignment of such Mortgage Loan Receivables by the Buyer to the Purchasers pursuant to the Transfer Agreement. Each of the Originator and the Buyer shall inform the other party promptly, in writing, upon the discovery of any breach of the foregoing representations and warranties.

         Section 2.03. Representations and Warranties as to the Mortgage Loan
Receivables: Repurchase Upon Breach.

         (a) In connection with each transfer of Mortgage Loan Receivables to the Buyer, as of the related Transfer Date, each such Mortgage Loan Receivable satisfies each of the representations and warranties set forth in Sections 7.02 and 7.03 of the Transfer Agreement.

         (b) The representations and warranties set forth in this Section shall survive the transfer and assignment of the Mortgage Loan Receivables to the Buyer and the transfer and assignment of such Mortgage Loan Receivables by the Buyer to the Purchasers pursuant to the Transfer Agreement. Each of the Originator and the Purchaser shall inform the other party promptly, in writing, upon the discovery of any breach of the Originator's representations and warranties pursuant to Section 2.03(a) which materially and adversely affects any Mortgage Loan Receivable. Unless the breach shall have been cured in all material respects by the 60th day following its discovery, the Originator will repurchase such Mortgage Loan Receivable by remitting an amount equal to the related Purchase Amount to or upon the order of the Buyer. Additionally, in the event that, for whatever reason, the Seller



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
fails to deliver to the Agent in respect of a Mortgage Loan Receivable either an opinion of counsel pursuant to Section 2.05(a)(iv) of the Transfer Agreement or a recorded assignment of mortgage with evidence of recording thereon in favor of the Agent within 90 days after the related Transfer Agreement, the Originator will repurchase such Mortgage Loan Receivable as described above. The sole remedy of the Buyer with respect to a breach of the foregoing representations and warranties which materially and adversely affects any Mortgage Loan Receivable or failure to deliver such opinion of counsel or record such assignment of mortgage shall be to require the Originator to repurchase the related Mortgage Loan Receivable.

         (c) In connection with the transfer of ownership of a Mortgaged Property by the related Obligor, upon receipt of notice from the Buyer, the Originator may, if the Master Servicer is required to enforce a due-on-sale clause contained in the related Mortgage Note pursuant to applicable law and the provisions of the Transfer Agreement, in its discretion, repurchase the related Mortgage Loan Receivable by remitting an amount equal to the related Purchase Amount to or upon the order of the Buyer.

         (d) Upon the payment by the Originator of the Purchase price for any Mortgage Loan Receivable repurchased pursuant to this Section , the Buyer shall cause such instruments as may be necessary to assign and transfer, without recourse or warranty of any kind, such Mortgage Loan Receivable and the Related Security and Receivable Documents to the Originator.

         Section 2.04. Affirmative Covenants of the Originator. The Originator hereby covenants that from the date hereof until the first day following the Commitment Termination Date on which (i) the Outstanding Principal Balance of the Mortgage Loan Receivables comprising part of the Receivables Pool shall be reduced to zero and (ii) all Obligations shall have been fully paid and performed, the Originator shall do all of the following unless the Buyer or the Agent (acting upon the direction of the Required Purchasers) shall otherwise consent in writing:

         (a) The Originator shall comply in all material respects with all applicable laws, rules, regulations and orders, including but not limited to all applicable laws, rules, regulations and orders with respect to the Mortgage Loan Receivables and the Assigned Collateral relating thereto and will take all actions necessary to ensure that all Taxes, pension obligations and other governmental claims in respect of its operations, business and assets are properly paid when due.

         (b) The Originator shall preserve and maintain its partnership existence, rights, franchises and privileges in the State of Oregon, and qualify and remain qualified in good standing as a foreign partnership in each State where such qualification is necessary or advisable in view of its operations, business and assets.



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         (c) From time to time during regular business hours and upon at least three days' prior written notice, the Originator shall permit the Buyer, the Agent, any Purchaser and their respective agents and representatives (i) to examine and make copies of and abstracts from all books, records and documents (including, without limitation, computer tapes and disks) in the possession or under the control of the Originator and (ii) to visit the offices and properties of the Originator for the purpose of examining such materials and to discuss matters relating to the Mortgage Loan Receivables, the performance of the Originator under any Facility Document to which it is a party or by which it is bound and affairs, finances and accounts of the Originator generally with any of its officers, directors or employees.

         (d) The Originator shall comply in all material respects with the Credit and Collection Policy in connection with the Mortgage Loan Receivables.

         (e) Promptly after learning thereof, the Originator will notify the Buyer and the Agent of (i) the details of any action, proceeding, investigation or claim against or affecting it instituted before any court, arbitrator or Governmental Authority or, to its knowledge threatened to be instituted, which, if determined adversely would be likely to have a material adverse effect on (A) the performance by it of any obligations under any Facility Document to which it is a party or by which it is bound, (B) the validity or enforceability of any Facility Document to which it is a party or by which it is bound, (C) the validity or enforceability of any Mortgage Loan Receivable or the related Mortgage Note or Mortgage or (D) the first priority interest of the Agent on behalf of the Purchasers in the Assigned Collateral relating to the Mortgage Loan Receivables; (ii) any material dispute between the Originator and any Governmental Authority; (iii) any labor controversy which has resulted in or threatens to result in a strike which would materially affect the business operations of the Originator; and (iv) the occurrence of any Termination Event relating to the Originator.

         (f) From time to time the Originator will (i) pay or reimburse the Buyer, the Agent and each Lender for all Taxes imposed on this Agreement and for all expenses including legal fees incurred in connection with the enforcement by judicial proceedings or otherwise of any of the rights of the foregoing parties under this Agreement or under any other Facility Document to which the Originator is a party or by which it is bound; (ii) pay or reimburse the Agent for all expenses, including legal fees, incurred by or on behalf of the Buyer in connection with the perfection of the Buyer's interest in the Assigned Collateral relating to the Mortgage Loan Receivables; (iii) obtain and promptly furnish to the Agent evidence of all such government approvals as may be required to enable the Originator to comply with its obligations under any Facility Document to which it is a party or by which it is bound; (iv) execute and deliver all such instruments (including UCC continuation statements) and perform all such other acts as may be necessary to maintain the Purchasers' interest continuously perfected as a first priority interest in the Assigned Collateral relating to the Mortgage Loan Receivables; (v) execute and deliver all such other instruments and perform all such other acts as the Buyer, the Agent or any Purchaser may reasonably request to carry out the transactions contemplated by this Agreement and the other Facility Documents to which it is a party or by which it is bound; and (f) comply in all material respects with the obligations of the Originator under the Facility Documents.

         (g) The Originator agrees to deliver in kind upon receipt to the Master Servicer all Collections received by the Originator in respect of any Mortgage Loan Receivable after the related Transfer Date as soon as practicable after receipt thereof, but in any event no later than two Business Days following such receipt.

         (h) On the last Business Day of each month but in any event no later than five days subsequent to the last Business Day of each month, the Originator shall provide to the Buyer such information as is reasonably necessary for the Buyer to determine the Consolidated Delinquency Date Amount, the Consolidated Defaulted Receivable Amount and the Consolidated Monthly Charge-off Date.

         Section 2.05. Negative Covenants of the Originator. From the date hereof until the first day following the Commitment Termination Date on which
(i) the Outstanding Principal Balance of the Mortgage Loan Receivables comprising part of the Receivables Pool shall be reduced to zero and (ii) all Obligations shall have been fully paid and performed, the Originator shall refrain from doing any of the following, unless the Buyer or the Agent (acting upon the direction of the Required Purchasers) shall otherwise consent in writing:

         (a) Except for the conveyances hereunder, the Originator will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on any Mortgage Loan Receivable or any Related Security or Receivable Document, whether now existing or hereafter created, or any interest therein; the Originator will immediately notify the Buyer and the Agent of the existence of any Lien on any Mortgage Loan Receivable or any Related Security or Receivable Document and such Mortgage Loan Receivable will be repurchased from the Buyer by the Originator in the manner and with the effect specified in Section 2.03(b), and the Originator shall defend the right, title and interest of the Buyer in, to and under the Mortgage Loan Receivables, whether now existing or hereafter created, against all claims of third parties claiming through or under the Originator; provided, however, that nothing in this subsection shall prevent or be deemed to prohibit the Originator from suffering to exist upon any of the Mortgage Loan Receivables or any Related Security or Receivable Document, Liens for municipal or other local taxes if such taxes shall not at the time be due and payable or if the Originator shall currently be contesting the validity of such taxes in good faith by appropriate proceedings and shall have set aside on its books adequate reserves with respect thereto.

         (b) After the Transfer Date relating to a Mortgage Loan Receivable, the Originator shall take no action, nor omit to take any action, which would impair the rights of the Buyer in such Mortgage Loan Receivable.

         (c) The Originator shall not, during the term of this Agreement, transfer to the Buyer Mortgage Loan Receivables on forms substantially different from the forms attached as Exhibits to the Transfer Agreement.


                                  ARTICLE THREE

                            PAYMENT OF PURCHASE PRICE

         Section 3.01. Payment of Purchase Price. In consideration of the sale from the Originator to the Buyer, as provided in Section 2.01, of (a) the Initial Receivables that are Mortgage Loan Receivables on the Closing Date, the Buyer agrees to pay the Originator an amount equal to the Outstanding Principal Balance of such Mortgage Loan Receivables as of the Initial Cutoff Date, plus accrued interest to the date of purchase, and (b) the Subsequent Receivables that are Mortgage Loan Receivables, on the related Transfer Dates, the Buyer agrees to pay the Originator an amount equal to the Outstanding Principal Balance of such Mortgage Loan Receivables as of the related Subsequent Cutoff Date; plus accrued interest to the date of purchase.


                                  ARTICLE FOUR

                                   TERMINATION

         Section 4.01. Termination. The respective obligations and responsibilities of the Originator and the Buyer created hereby shall terminate, except for indemnity obligations as provided herein, upon the termination of the Transfer Agreement.


                                  ARTICLE FIVE

                            MISCELLANEOUS PROVISIONS

         Section 5.01. Amendment.

         (a) This Agreement may be amended from time to time in writing by the Buyer and the Originator, with the consent of the Agent, which consent shall not be unreasonably withheld, to cure any ambiguity, to correct or supplement any provisions herein which may be inconsistent with any other provisions herein, or to add any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with the provisions of this Agreement or the Transfer Agreement; provided, however, that such action shall not, as evidenced by an opinion of counsel delivered to the Buyer and the Agent, adversely affect in any material respect the interests of the Buyer or the Purchasers in any Mortgage Loan Receivables or Assigned Collateral related thereto.

         (b) This Agreement may also be amended from time to time in writing by the Buyer and the Originator, with the consent of the Agent (acting upon the direction of the Required Purchasers) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement.

         Section 5.02. Protection of Right, Title and Interest to Mortgage Loan Receivables.

         (a) The Originator at its expense shall cause this Agreement, all amendments hereto and/or all financing statements and continuation statements and any other necessary documents covering the Buyer's right, title and interest to the Mortgage Loan Receivables and other property conveyed by the Originator to the Buyer hereunder to be promptly recorded, registered and filed, and to be at all times kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect the right, title and interest of the Buyer hereunder to all of the Mortgage Loan Receivables and such other property. The Originator shall deliver to the Buyer file-stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recording, registration or filing. The Buyer and the Agent shall cooperate fully with the Originator in connection with the obligations set forth above and will execute any and all documents reasonably required to fulfill the intent of this Section .

         (b) Within 30 days after the Originator makes any change in its name, identity or partnership structure which would make any financing statement or continuation statement filed in accordance with paragraph (a) above seriously misleading within the meaning of Section 9-402(7) of the UCC as in effect in the applicable state, it shall give the Buyer and the Agent notice of any such change and shall execute and file such financing statements or amendments as may be necessary to continue the perfection of the Buyer's security interest in the Mortgage Loan Receivables and the Assigned Collateral relating thereto.

         (c) The Originator will give the Buyer and the Agent prompt written notice of (i) any relocation of any office at which it keeps records concerning the Mortgage Loan Receivables or of its principal executive office and (ii) whether, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall execute and file such financing statements or amendments as may be necessary to continue the perfection of the interest of the Buyer in the Mortgage Loan Receivables and the Assigned Collateral relating thereto.

         Section 5.03. Governing Law. This Agreement and the other facility documents shall be governed by and construed in accordance with the internal laws of the State of Washington, except to the extent that the perfection (and the effect of perfection or nonperfection) of the interests of the lenders in the receivables, loan documents, related security, assigned collateral, facility documents and collections is governed by the laws of a jurisdiction other than the state of Washington.

         Section 5.04. Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, return receipt requested, to (a) in the case of the Buyer, to TW HOLDINGS, INC., P.O. Box 1329, 3250 Lakeport Boulevard, Klamath Falls, Oregon 97601, Attention: R.C. Wendt and Gary
A. Florence; (b) in the case of Eagle Crest, to Eagle Crest Partners, Ltd., 821 South 6th Street, Redmond, Oregon 97756, Attention: Lauri Miller; or (c) as to either of such Persons, at such other address as shall be designated by such Person in a written notice to the other Person.

         Section 5.05. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

         Section 5.06. Assignment. This Agreement may not be assigned by the Buyer or the Originator except as contemplated by this Section or the Transfer Agreement; provided, however, that simultaneously with the execution and delivery of this Agreement, the Buyer shall assign all of its right, title and interest herein to the Agent for the benefit of the Purchasers as provided in the Transfer Agreement, to which the Originator hereby expressly consents.

         Section 5.07. Further Assurances. The Originator and the Buyer agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the other party hereto more fully to effect the purposes of this Agreement, including, without limitation, the execution of any financing statements, amendments, continuation statements or releases relating to the Mortgage Loan Receivables for filing under the provisions of the UCC or other law of any applicable jurisdiction.

         Section 5.08. No waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Buyer or the Originator, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

         Section 5.09. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

         Section 5.10. Third-Party Beneficiaries. This Agreement will inure to the benefit of and be binding upon the parties hereto, for the benefit of the Agent and the Purchasers, which shall be considered to be a third-party beneficiary hereof. Except as otherwise provided in this Agreement, no other person will have any right or obligation hereunder.

         Section 5.11. Merger and Integration. Except as specifically stated otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement, This Agreement may not be modified, amended, waived or supplemented except as provided herein.

         Section 5.12. Headings. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

         Section 5.13. Originator Indemnification. The Originator shall indemnify and hold harmless the Buyer from and against any loss, liability, expense, damage or injury suffered or sustained by reason of any acts, omissions or alleged acts or omissions arising out of activities of the Originator pursuant to this Agreement or as a result of the transactions contemplated hereby, including, but not limited to, any judgment, award, settlement, reasonable attorneys' fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim; provided, however, that the Originator shall not indemnify the Buyer if such acts, omissions or alleged acts or omissions constitute negligence or willful misconduct by the Agent or any Purchaser.

         Section 5.14. Assumption of the Obligations of the Originator. The obligations of the Originator hereunder shall not be assignable nor shall any Person succeed to the obligations of the Originator hereunder except in each case in accordance with the provisions of Section 5.06.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

                                     EAGLE CREST PARTNERS, LTD., as Originator

                                     By:  Eagle Crest G.P., Inc.,
                                          its General Partner



                                          By
                                             ---------------------------------
                                             Harold Derrah, Secretary


                                     TW HOLDINGS, INC., as Buyer



                                     By:
                                         ------------------------------------
                                          R. C. Wendt, President


ACCEPTED:

SEATTLE-FIRST NATIONAL BANK,
  as Agent



By:
    ------------------------------

                                                                     EX. - 10.19

                               PURCHASE AGREEMENT


         This Purchase Agreement (hereinafter referred to as "Agreement") is made this 13th day of March, 1992, by and between TRENDWEST RESORTS, INC. (hereinafter referred to as "Seller") and JELD-WEN FOUNDATION (hereinafter referred to as "Buyer"), each of whom agrees:

1. DEFINED TERMS. As used in this Purchase Agreement, the following terms shall have the respective meanings set forth below (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         a. "Acquired Purchase Contracts" means the purchase contracts receivable of Seller which are described and listed in Exhibit A hereto, free and clear of all liens and encumbrances.

         b. "Assignment and Assumption Agreement" means the agreement to be executed by the Seller and Buyer at the Closing in the form of attached Exhibit B covering transfer of the Seller's interest in the Acquired Purchase contracts.

         c. "Bill of Sale" means the instrument to be executed by the Seller and delivered to the Buyer at the Closing in the form of attached Exhibit C.

         d. "Buyer" means the JELD-WEN FOUNDATION located at 3250 Lakeport Blvd., Klamath Falls, Oregon 97601.

         e. "Closing" has the meaning specified in Section 3 hereof.

         f. "Closing Date" has the meaning specified in Section 3 hereof.

         g. "Effective Time" has the meaning specified in Section 3 hereof.

         h. "Person" shall mean an individual, partnership, joint venture, corporation, bank, trust, unincorporated organization and/or a government or any department or agency thereof.

         i. "Purchase Price" has the meaning specified in Section 4.1 hereof.

         j. "Seller" means TRENDWEST RESORTS, INC. located at 4010 Lake Washington Blvd., Suite 210, Kirkland, Washington 98033.


2. AGREEMENT TO SELL AND PURCHASE THE ACQUIRED PURCHASE CONTRACTS. Subject to the terms and conditions and in reliance upon the representations and warranties contained in this Agreement, Seller shall sell to Buyer and Buyer shall acquire from Seller the Acquired Purchase Contracts.

3. CLOSING; EFFECTIVE TIME. The sale and purchase of the Acquired Purchase Contracts as contemplated by this Agreement (the "Closing") shall take place at Seller's offices, located at 4010 Lake Washington Blvd., Suite 210, Kirkland, Washington 98033 at 10:00 a.m. (local time) on March 13, 1992 (or such other place, date and time as shall be agreed upon by Buyer and Seller). The date of the closing is referred to in this Agreement as the "Closing Date". When completed, the Closing shall be effective as of 12:01 a.m, (local time) on March 13, 1992 (the "Effective Time").

4. PURCHASE PRICE.

   4.1 Price. As the purchase price for the Acquired Purchase Contracts, Buyer shall pay to Seller the total sum of One Million Four Hundred Thousand and No/100ths Dollars ($1,400,000.00) (hereinafter referred to as "Purchase Price"), payable, at closing, in immediately available funds of the United States by wire transfer.

5. REPRESENTATIONS AND WARRANTIES OF SELLER. Seller hereby warrants and represents to Buyer as follows:

   5.1 Standing and Authority of Seller. Seller is a corporation duly organized and validly existing in good standing under the laws of the State of Washington and possesses all requisite corporate power and authority to enter into and perform this Agreement. This Agreement is a valid and binding obligation of Seller, duly enforceable in accordance with its terms.

   5.2 Title and Condition of Acquired Assets. Seller has good, marketable and indefeasible title to all of the Acquired Purchase Contracts at the Closing and as of the Effective Time, free and clear of all mortgages, liens, charges, claims, leases, restrictions and encumbrances whatsoever. There is no agreement of any kind whereby any Person or Persons have any right to acquire or obtain (by purchase, gift, merger, consolidation or otherwise) an interest in any of the Acquired Purchase Contracts.

   5.3 Compliance with Instruments. Seller is not in default under, or in breach of any material term or provision of contract, lease, agreement or other instrument to which the Acquired Purchase Contracts are bound. The execution, delivery and performance of this Agreement by Seller does not and will not conflict with or result in a breach of or a default under, or give rise to any right of termination, cancellation or acceleration with respect to, any of the terms, conditions or provisions of any (as so defined) indenture, contract, agreement, license, lease or other instrument to which the Acquired Purchase Contracts are bound.

   5.4 Authorization by Seller. The execution, delivery and performance of this Agreement by Seller have been duly and validly authorized by all necessary action on the part of Seller and this Agreement is a valid, binding and enforceable obligation of Seller except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting or limiting the rights of creditors generally.

   5.5 Brokers. No person acting on behalf of the Seller or under the authority of Seller is or will be entitled to any broker's, finder's or similar fee, directly or indirectly from the Buyer in connection with the asset purchase contemplated in this Agreement.

   5.6 Disclosure. To Seller's knowledge there are no other matters or liabilities, contingent or otherwise, which materially adversely affects or has a substantial likelihood in the future of materially adversely affecting the Acquired Purchase Contracts.

6. CONDITIONS TO SELLER'S OBLIGATION TO CLOSE. The obligation of the Seller to transfer, assign, and deliver the Acquired Purchase Contracts to Buyer pursuant to this Agreement is subject to the satisfaction (unless waived in writing by Seller) of each of the following conditions at and as of the Closing.

   6.1 Performance of Obligations by Buyer. Buyer shall have performed and complied with all agreements and conditions required to be performed or complied with by Buyer under this Agreement prior to or at the Closing.

   6.2 Purchase Price. Seller shall have received, the Purchase Price as described in Section 4.1 herein.

   6.3 Consents and Notices. Buyer shall have obtained or effected all consents, approvals, waivers, notices and filings required in connection with the execution and delivery by Buyer of this Agreement or consummation by Buyer of the transactions contemplated thereby, and any notice or waiting period relating thereto shall have expired with all requirements lawfully imposed having been satisfied in all material respects.

   6.4 Escrow Service Agreement. Buyer, Seller, and the escrow agent shall sign and deliver the Service Escrow Agreement in the form attached hereto as Exhibit D.

7. CONDITIONS TO BUYER'S OBLIGATION TO CLOSE. The obligation of Buyer to purchase the Acquired Purchase Contracts from Seller pursuant hereto is subject to the satisfaction (unless waived in writing by Buyer) of each of the following conditions at and as of the Closing:

   7.1 Representations and Warranties Correct. The representations and warranties of Seller contained in Section 5 hereof shall be true and correct in all material respects on and as of the date of this Agreement and at and as of the Closing as though made at and as of the Closing, except as affected by the transactions contemplated by this Agreement.

   7.2 Performance of Obligations by Seller. Seller shall have performed and complied with all agreements and conditions required to be performed or complied with by Seller under this Agreement prior to or at the Closing including without limitation the delivery to Buyer of: (a) a duly executed Bill of Sale transferring to Buyer all of the Acquired Purchase Contracts free of all liens and encumbrances; (b) a duly executed Assignment and Assumption Agreement transferring the Acquired Purchase Contracts; (c) a certified copy of resolutions of the Board of Directors of Seller authorizing it to enter into and perform this Agreement.

   7.3 Consents and Notices. Seller shall have obtained or effected all consents, approvals, waivers, notices and filings required in connection with the execution and delivery by Seller of this Agreement or consummation by Seller of the transactions contemplated hereby, and any notice or waiting period relating thereto shall have expired with all requirements lawfully imposed having been satisfied in all material respects.

   7.4 Escrow Agreement. Buyer, Seller, and the escrow agent shall sign and deliver the Service Escrow Agreement in the form attached hereto as Exhibit D.

8. FURTHER COOPERATION. After the Closing, each party, at the request of the other and without additional consideration, shall execute and deliver or cause to be executed and delivered from time to time such further instruments and shall take such further action as the requesting party may reasonably require in order to carry out more effectively the intent and purpose of this Agreement.

9. AMENDMENTS AND WAIVERS. Any term or provision of this Agreement may be waived without affecting any of the rights, conditions, or limitations relating to the other terms and conditions of this Agreement at any time by an instrument in writing signed by the party which is entitled to the benefits thereof and this Agreement may be amended or supplemented at any time by an instrument in writing signed by all parties hereto.

10. EXPENSES. Each party will be responsible for its own attorneys', accounting and other professional fees incurred in connection with the purchase contemplated in this Agreement.

11. PRORATIONS. The parties will prorate as of the Effective Time, all interest and principle receivable and periodic charges which relate to the Acquired Purchase Contracts.

12. ASSIGNMENT AND BINDING EFFECT. The Agreement shall be binding upon and inure to the benefit of and be enforceable by each of the parties hereto and their respective successors and assigns. Neither this Agreement nor any obligation hereunder shall be assigned or assignable by Buyer or Seller without the prior written consent of the other parties hereto.

13. NOTICES. All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard hereto shall be validly given, made or served if in writing or delivered personally or sent by certified or registered mail, postage prepaid, addressed as follows:

         To Seller:                 TRENDWEST RESORTS, INC.
                                    4010 Lake Washington, Blvd,, Suite 210
                                    Kirkland, Washington  98033

         To Buyer:                  JELD-WEN FOUNDATION
                                    3250 Lakeport Blvd.
                                    Klamath Falls, Oregon  97601

or to such other address as any party hereto may, from time to time, designate in writing delivered in a like manner. Notice given by mail shall be deemed to be given on the date which is two business days following the date the same is postmarked.

14. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto with respect to the transactions contemplated hereby and supersedes and is in full substitution for any and all prior agreements and understandings between any of said parties relating to such transactions.

15. DESCRIPTIVE HEADINGS. The descriptive headings of the several sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

16. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF OREGON.

17. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

18. ATTORNEY'S FEES. In the event legal action is taken to enforce this Agreement or any provision thereof, or as a result of any breach of warranty or representation or other default of either party, the prevailing party in such action shall be entitled to receive its reasonable attorney's fees, in addition to all other costs or charges allowed, which shall be fixed by the court or courts in which the suit or action, including any appeal thereon, is tried, heard or decided.

   IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

BUYER:                                  SELLER:

JELD-WEN FOUNDATION                     TRENDWEST RESORTS, INC.



By:                                     By:
   -------------------------------          -------------------------------
    R. C. Wendt, Trustee                Its:
                                            -------------------------------